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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


MicroTel International, Inc.
Rancho Cucamonga, California


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2000, relating to the consolidated financial statements and financial statement schedule of MicroTel International, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

         We also consent to the reference to us under the caption "Experts" in the prospectus.




                                              /s/ BDO SEIDMAN, LLP


Orange County, California
July 17, 2000